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                                                                  Exhibit 99.1

        FORM OF PROXY FOR SPECIAL MEETING OF SHAREHOLDERS OF NTELOS INC.

                                   NTELOS INC.

       PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR A SPECIAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON [DATE], 2001

         The undersigned hereby appoints James S. Quarforth and Michael B. Moneymaker and each of them, proxies, with power of substitution and revocation, to vote all shares of common stock, Senior Cumulative Convertible Preferred Stock, Series B and/or Senior Cumulative Convertible Preferred Stock, Series C, as the case may be, of NTELOS Inc. (the "Company") standing in the name of the undersigned at the special meeting of shareholders of said Company to be held at the Holiday Inn at the intersection of Route 275 and I-81, North of Staunton, Virginia, on [Date], 2001, at [Time], local time, and any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon and in respect of the following matter and in their discretion for the transaction of such other business as may properly come before the meeting; all as set forth in the Joint Proxy Statement/Prospectus dated [Date], 2001.

         SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE REVERSE SIDE. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE PROPOSAL LISTED ON THE REVERSE SIDE. If any other business is presented at the special meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the special meeting.

         The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Special Meeting of Shareholders and of a Joint Proxy Statement/Prospectus dated [Date], 2001, relating to this special meeting.

(Continued, and to be SIGNED on the reverse side.)

                                       NTELOS INC.
                                       401 SPRING LANE, SUITE 300
                                       P.O. Box 1990
                                       WAYNESBORO, VIRGINIA 22980




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The Board of Directors of NTELOS Inc. recommends a vote FOR:

(1) In connection with the merger, the approval of issuance of the Company's capital stock as follows:

         o the issuance of shares of NTELOS common stock to Conestoga shareholders under the merger agreement entered into by Conestoga and NTELOS, dated as of July 24, 2001;

         o in order to finance the cash portion of the merger consideration, the issuance to Welsh, Carson, Anderson & Stowe of:

               oo   up to 200,000 shares of series E preferred stock;

               oo 225,000 shares of series F preferred stock in exchange for 225,000 outstanding shares in the aggregate of series B and series C preferred stock; and

               oo   warrants to acquire 1,000,000 shares of NTELOS common stock.



         FOR  [  ]                 AGAINST  [  ]               ABSTAIN  [  ]



IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AND MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, only one of such persons need sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Please mark, sign, date and return the proxy card promptly, using the enclosed envelope.

Dated:  ________ __, 2001                   ------------------------------------
                                                    Signature



                                            ------------------------------------
                                                    Signature

                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
                  Before Returning It in the Enclosed Envelope


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         Your vote is important. Casting your vote in one of the two ways described on this instruction card votes all shares of common stock, Senior Cumulative Convertible Preferred Stock, Series B and/or Senior Cumulative Convertible Preferred Stock, Series C, as the case may be, of the Company. Please consider the issues discussed in the proxy statement and cast your vote by:

[Telephone Graphic]            Using a touch-tone telephone to vote by phone
                               toll free from the U.S. or Canada by
                               following the instructions below:

                               1. Dial 1-800-840-1208 as shown in [the lower left-hand corner] of this form.

                               2.  When prompted, enter the Control Number
                                   located in the box in the [lower right hand corner] of this form.

                               3.  Vote your shares as follows:
                                   Option #1: To vote as the Board
                                   of Directors recommends with
                                   respect to the proposal, Press 1.
                                   When asked, please confirm your
                                   vote by pressing 1.

                                   Option #2: To vote against the
                                   proposal, Press 2. When asked,
                                   please confirm your vote by
                                   pressing 2.

[Envelope Graphic]             Completing, dating, signing and mailing the
                               enclosed proxy card in the postage-paid
                               envelope or sending it to NTELOS Inc., 401
                               Spring Lane, Suite 300, P.O. Box 1990,
                               Waynesboro, Virginia 22980.